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                                   Exhibit 99.4



               SECOND AMENDMENT TO LOAN AGREEMENT


      This Second Amendment to Loan Agreement (this "Amendment") is made and entered into as of July 27, 1995 ("Amendment Date"), by and between FOREST OIL CORPORATION, a New York corporation, with principal offices at 950 17th Street, Colorado National Building, Denver, Colorado 80202 (the "Borrower"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 1400 Smith Street, Houston, Texas 77002 (the "Lender").

      WHEREAS, reference for all purposes is hereby made to that certain Loan Agreement dated December 28, 1993, between the Borrower and the Lender, as amended by the First Amendment to Loan Agreement dated as of December 28, 1993 (as so amended, the "Agreement");

      WHEREAS, the Borrower and the Lender desire to amend the Agreement as hereinafter set forth;

      NOW,  THEREFORE, for and in consideration  of  ten  dollars
($10.00) and other good and valuable consideration, the Borrower and the Lender hereby agree as follows:

     1. Section 1.01 of the Agreement is amended by replacing or inserting the following defined terms, as appropriate:

           "Anschutz" shall mean The Anschutz Corporation, a
     Kansas corporation.

           "Anschutz Notice" shall mean the written notice delivered from the holder of the Anschutz Option as provided for in the Anschutz Option, which notice shall specify (i) the number of shares of Common Stock the holder of the Anschutz Option is electing to acquire pursuant to the Anschutz Option, (ii) the Anschutz


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     Option Price, and (iii) the Gross Warrant Proceeds.

           "Anschutz Option" shall mean the JEDI/Anschutz Option dated as of the Amendment Date made by the Lender in favor of Anschutz granting Anschutz the right to cause the Lender to exercise the Tranche B Warrant held by Lender and purchase the resulting shares of Common Stock substantially in the form of Exhibit M to the Anschutz Purchase Agreement with such changes as may be approved by the Borrower, the Lender and Anschutz.

           "Anschutz Option Price" shall have the meaning of the term "Option Price" as defined in the Anschutz
     Option.

           "Anschutz Purchase Agreement" shall mean the Purchase Agreement dated as of May 17, 1995 by and between Borrower and Anschutz, as the same may be amended from time to time.

          "Applicable Interest Rate" shall mean with respect to the Tranche A Loan 12.5% per annum. The Tranche B
     Loan shall be a non-interest bearing loan.

           "Approved Overrun Expenses" means with respect to any Overrun Expenses that are approved by Lender pursuant to Section 2.18, 80% of Borrower's share of the actual amount of Overrun Expenses, not to exceed 80% of 110% of Borrower's share of the Overrun Expenses set forth in the Supplemental AFE.

           "Assignment" shall mean an Assignment and Bill of Sale in substantially the form of Exhibit R.

           "Capital Expenses" means (i) with respect to any Scheduled Capital Operation proposed by Borrower prior to the Conveyance Expiration Date that is approved by Lender, 80% of the costs actually incurred by Borrower to conduct such Scheduled Capital Operation, not to exceed 80% of 110% of Borrower's share of the amount of the Scheduled Capital Operation as set forth in the AFE approved by Lender for such operation and (ii) with respect to any Scheduled Capital Operation proposed by Borrower after the Conveyance Expiration Date (a) if Borrower elects not to submit an AFE for such Scheduled


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     Capital  Operation, 80% of the costs actually  incurred
     by   Borrower   to   conduct  such  Scheduled   Capital
     Operation, not to exceed 80% of 110% (80% of 115% from and after January 1, 1998) of Borrower's share of the amount of the Scheduled Capital Operation as set forth on Schedule I or (b) if Borrower submits an AFE pursuant to Section 2.02(b) and such AFE is approved by Lender, 80% of the costs actually incurred by Borrower to conduct such Scheduled Capital Operation, not to exceed 80% of 110% of Borrower's share of the amount of the Scheduled Capital Operation as set forth in the AFE approved by Lender for such operation, (iii) with respect to any Approved Nonscheduled Capital Operation, 80% of the costs actually incurred by Borrower to conduct such Approved Nonscheduled Capital Operation, not to exceed 80% of 110% of Borrower's share of the amount of the Approved AFE, (iv) Approved Overrun
     Expenses,   and   (v)   Mandatory   Capital   Expenses.
     Notwithstanding  anything to  the  contrary  set  forth
     herein,   the  following  shall  apply  in  determining
     Capital Expenses:

           (a) Capital Expenses shall not include any cost in excess of $500,000 incurred by Borrower for any Capital Operation unless prior to the Payment Date on which such Capital Expense would be deducted in computing the Monthly Payment Amount due on such Payment Date Borrower has actually paid such Capital Expense;

           (b) Capital Expenses shall be determined in accordance with the applicable Accounting Procedure, and shall not include any general, administrative or office charges or overhead, except as permitted by the applicable Accounting Procedure;

           (c)  If Lender exercises its rights under Section
     6.04 to suspend the deduction of Capital Expenses, none of the costs thereafter incurred by Borrower to conduct Capital Operations shall be considered as Capital Expenses, except for such costs as are approved in writing by Lender; and

           (d) Capital Expenses shall not include any costs incurred with respect to a Capital Operation that (i) has not been properly approved by Lender (if such


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     approval is required hereunder), or (ii) constitutes an
     Excluded  Operation  pursuant to Section  2.03(d).   In
     addition,  Capital Expenses shall not  include  Overrun
     Expenses  that  do  not  constitute  Approved   Overrun
     Expenses.

           "Common Stock" shall mean the common stock,  $.10
     par value per share of the Borrower (including the associated rights).

           "Conveyance Date" shall have the meaning set out in Section 2.16(a) below.

           "Conveyance Election Date" shall mean the date that Borrower provides Lender with written notice of its election to exercise the Conveyance Option.

           "Conveyance Expiration Date" shall mean the  date
     occurring   thirty   (30)   days   after   the   Option
     Commencement Date.

          "Conveyance Option" shall have the meaning set out in Section 2.16(a) below.

           "Cuellar Lease" shall mean that certain Oil and Gas Lease dated September 9, 1993 between Rafael San Miguel, Trustee and Jacob C. Rathmell, et. al, as Lessor, and Wagner & Brown, as Lessee, recorded at Book 489, Page 446 of the Official Records of Zapata County, Texas.

           "Excluded Operation" shall have the meaning set out in Section 2.03(d).

           "Excluded Operation Costs" shall have the meaning set out in Section 2.03(d).

          "Excluded Overrun Expenses" shall have the meaning set out in Section 2.18.

            "Excluded Overrun Operation" shall have the meaning set out in Section 2.18.

           "Extinguished Obligations" shall mean all unpaid principal and interest on the Loan as of the Conveyance
     Date.


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           "Fair Market Value of Retained Properties"  shall
     have the meaning set out in Section 2.16(f).

           "Final Maturity Date" shall mean the following dates with respect to the Tranche A Loan and the Tranche B Loan:

          Tranche             Final Maturity Date
          _______             ___________________
          Tranche A Loan      December 31, 2000
          Tranche B Loan      December 31, 2002

           "Gross Warrant Proceeds" shall mean, with respect to the proceeds from any exercise of the Tranche B Warrant, an amount equal to the product of the Anschutz Option Price multiplied by the number of shares of Common Stock to be acquired by the holder of the Anschutz Option, which number of shares shall be set forth in the Anschutz Notice.

           "Loan"  shall  mean  the loan  made  pursuant  to
     Section  2.01, which is subdivided into the  Tranche  A
     Loan and the Tranche B Loan, and any additions to the principal thereof pursuant to Section 2.04.

           "Loan Tranche" shall mean the Tranche A Loan or the Tranche B Loan.

           "Loan Documents" shall mean this Agreement, the Note, the Security Instruments, the Warrants, the Registration Rights Agreement, any amendment agreements amending the foregoing, and all other documents, certificates, instruments, and agreements executed and delivered pursuant to this Agreement or in connection herewith, as the same may be amended, supplemented, modified, renewed, or extended from time to time.

           "Mandatory Capital Expenses" shall mean 80% of Borrower's share of the costs actually incurred in connection with the Borrower obtaining extensions to or new leases replacing the leases identified on Exhibit S, which costs shall not exceed 80% of 110% of Borrower's share of such costs as identified on Exhibit S.

           "Mortgaged Properties" shall mean (i) all Oil and


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     Gas  Properties subject to Liens in favor of the Lender
     under the Security Instruments, including, but not limited to, the Development Properties, the Sandefer Properties, the Wagner & Brown Properties, and all Hydrocarbon production therefrom, and (ii) any other Oil and Gas Property and the Hydrocarbon production therefrom that is hereafter subjected to Liens in favor of the Lender under the Security Instruments, less and except (iii) any portion of said Oil and Gas Properties which have been released in writing by Lender from such Liens.

          "Net Warrant Proceeds" shall mean, with respect to the proceeds from any exercise of the Tranche B Warrant, an amount equal to the product of $2.00
     (subject to adjustments comparable to the adjustments to the Warrant Price as specified in the Tranche B Warrant) multiplied by the number of shares of Common Stock to be acquired by the holder of the Anschutz Option, which number of shares shall be set forth in the Anschutz Notice.

           "Option Commencement Date" shall mean the first Business Day occurring after the Initial Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith) or if the Tranche A Warrant is extended pursuant to the terms of Section 3.1(b) of the Tranche A Warrant, then the first Business Day occurring after the Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith).

           "Overriding Royalty Reconveyance" shall mean such documents and instruments as may be satisfactory in form and content to Borrower and Lender and which effect a termination or reconveyance of (i) the Eugene Island Block 326 Overriding Royalty, (ii) the Wagner & Brown Overriding Royalty, (iii) the Production Agreement (Eugene Island Block 326) and (iv) the Production Agreement (Wagner & Brown).

           "Overrun Expenses" shall mean (i) with respect to any Capital Operation for which an AFE was previously submitted to and approved by JEDI prior to the commencement of work on such operation, Borrower's share of the costs incurred in connection with such operation that are in excess of 110% of the amount set forth on such AFE and (ii) with respect to any
     Scheduled   Capital   Operation  proposed   after   the
     Conveyance  Expiration Date and for which  no  AFE  was
     submitted by Borrower to Lender prior to the commencement of operations, Borrower's share of the costs incurred in connection with such operation that are in excess of 110% (115% from and after January 1, 1998) of Borrower's share of the amount of such Scheduled Capital Operation as set forth on Exhibit I.

          "Payment Date" shall mean August 31, 1995, and the
     last  Business Day of each month thereafter  continuing
     through   and   including  the  Final   Maturity   Date
     applicable to the last Loan Tranche outstanding.

           "Prior Capital Operations" means the operations described on the first page of Exhibit I that is attached to the Loan Agreement dated December 28, 1993, between Borrower and Lender without giving effect to the terms of this Amendment.

           "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Amendment Date between the Borrower and the Lender related to the registration of the shares of Common Stock which would be issued in connection with the exercise of the Tranche B Warrant substantially in the form of Exhibit B to the Anschutz Purchase Agreement, with such changes as may be approved by the Borrower, the Lender and Anschutz.

          "Replacement Interests" shall have the meaning set out in Section 4.05(b).

           "Required Trailing Twelve Month Cash Flow" means as of any Semiannual Payment Date after December 31, 1995, the applicable amount set forth on Exhibit J, as the same may be adjusted pursuant to the terms of
     Section 2.17 hereof.

          "Retained Properties" shall have the meaning set out in Section 2.16(f).

           "Scheduled Capital Operation" shall mean any operation described in Exhibit I hereto other than a Prior Capital Operation.

           "Scheduled Principal Amount" shall mean as of any Semiannual Payment Date after December 31, 1995, the applicable amount set forth in Exhibit J, as the same may be adjusted pursuant to the terms of Section 2.17 hereof.

          "Supplemental AFE" shall have the meaning given to such term in Section 2.18.

           "Tranche A Loan" shall mean the portion of the Loan which is designated as the Tranche A Loan pursuant to Section 2.01(a).

           "Tranche  A  Warrant" shall mean  the  Tranche  A
     Warrant  executed  on  even date herewith  to  purchase
     19,444,444 shares of the Common Stock of the Borrower.

           "Tranche A Warrant Proceeds" shall mean an amount equal to the greater of (i) the product of $2.10 (subject to any appropriate adjustment to reflect adjustments pursuant to the anti-dilution provisions as provided for in Section 1.3 of the Anschutz Purchase Agreement and Section 7.1 of the Tranche A Warrant) multiplied by the number of shares of Common Stock to be acquired by the holder of the Tranche A Warrant pursuant to the terms of the Tranche A Warrant or (ii) all proceeds payable to Borrower or its designee upon the exercise of the Tranche A Warrant. In addition to the foregoing, if the holder of the Tranche A Warrant receives consideration from or on behalf of the
     Borrower  with  respect to either an  exchange  of  the
     Tranche A Warrant or an election by the holder of the Tranche A Warrant not to exercise the rights provided for in the Tranche A Warrant, then such additional consideration shall be deemed Tranche A Warrant Proceeds and Borrower shall deliver to Lender an amount equal to the fair value of such consideration.

           "Tranche B Loan" shall mean the portion of the Loan which is designated as the Tranche B Loan pursuant to Section 2.01(a).

           "Tranche  B  Warrant" shall mean  the  Tranche  B
     Warrant executed on even date herewith to purchase up to 11,250,000 shares of Common Stock issued to the

     Lender.

           "Warrants" shall mean the Tranche A Warrant and the Tranche B Warrant.

           "Warrant Premium" shall mean an amount equal to the Gross Warrant Proceeds reduced by the Net Warrant
     Proceeds.

           "Window Period" shall have the meaning given such term in Section 4.17.

     2. Article 2 of the Agreement is amended in its entirety to read as follows:

                           ARTICLE 2
                           _________

                    AMOUNT AND TERMS OF LOAN
                    ________________________

           Section 2.01  The Loan; Priority of Loan Tranches
     in Liquidation.

           (a) The Lender has made a loan to the Borrower (the "Loan"), which immediately prior to the effectiveness of this Amendment, had an outstanding principal balance of $62,155,325.18, together with accrued but unpaid interest thereon in the amount of $212,860.70. As of the Amendment Date, all accrued but unpaid interest under the Loan shall be capitalized as principal. The Loan is subdivided into two tranches. As of Amendment Date, the first tranche (the "Tranche A Loan") has an outstanding principal balance of
     $40,000,000.   As  of the Amendment  Date,  the  second
     tranche  (the  "Tranche  B Loan")  has  an  outstanding
     principal balance of $22,368,185.88. The Loan, including the Tranche A Loan and the Tranche B Loan, is not revolving and amounts prepaid or repaid may not be reborrowed. The Lender has no commitments to make further advances on the Loan. Amounts of accrued and unpaid interest that are added to the Tranche A Loan pursuant to Section 2.04(b) shall not constitute further advances on, or reborrowings under, the Loan. The Loan made by the Lender to the Borrower pursuant to this Agreement shall be evidenced by the Note.

           (b)  Notwithstanding any other provisions of  the


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     Note  or  this  Agreement regarding the application  of
     payments against the amounts due with respect to the Loan, upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshalling of the assets of the Borrower (each, a "Bankruptcy Event"), other than with respect to the application of the proceeds of the Warrants under
     Section 2.08(c), (d) and (e) hereof, which shall remain controlled by Section 2.08(c), (d) and (e) hereof, all amounts received for application against the Loan or any interest, prepayment premiums, and other amounts due with respect to the Loan, shall be applied first to the amounts due with respect to the Tranche A Loan, including all principal, interest and other amounts due with respect to the Tranche A Loan, whether incurred before or after such Bankruptcy Event, and then to any
     amounts  due with respect to the Tranche B Loan.   This
     Section shall have no impact on the application of payments against amounts due with respect to the Loan prior to the occurrence of any Bankruptcy Event.

           Section 2.02  AFE Approval for Scheduled  Capital
     Operations.

           (a) Prior to the Conveyance Expiration Date, AFE approval for Scheduled Capital Operations shall be required as provided for in Section 2.03(a). The rights and obligations of Lender and Borrower in the event Lender rejects or approves any such Scheduled Capital Operation are set forth in Section 2.03(a).

           (b) If after the Conveyance Expiration Date Borrower determines that the estimated cost of completing a Scheduled Capital Operation exceeds the cost set out in Schedule I, then prior to commencing such operation Borrower may, but shall not be obligated to, submit to Lender an AFE setting forth Borrower's best estimate of the cost of such operation. Any AFE submitted by Borrower pursuant to the terms of this
     Section 2.02(b) shall contain all of the information as required pursuant to Section 2.03(a). Upon receipt of any such AFE, Lender shall comply with the time requirements set out in Section 2.03(c). If Lender approves such AFE, then Borrower shall be obligated to complete such operation as provided in Section 4.17 and the cost of such operation shall be accounted for as provided in clause (ii)(b) of the definition of Capital Expenses. If Lender rejects or is deemed to have rejected such AFE, then Borrower may either (i) elect not to commence such operation and Borrower's obligation to complete such Scheduled Capital Operation under Section 4.17 shall be deemed waived by the Lender or (ii) complete such operation pursuant to the provisions set out in Section 2.03(d). If Lender rejects or is deemed to have rejected such AFE and Borrower has elected not to commence such operation, then Exhibit J to this Agreement shall be revised as provided for in Section 2.17.

           (c) Borrower shall have the right to propose commencing an operation described on Schedule I prior to the applicable Window Period. If such earlier date and the AFE submitted with respect to such operation are consented to by Lender, then Borrower shall commence such operation within 60 days after Borrower's receipt of such consent and thereafter conduct such operation as a reasonable and prudent operator. The costs of any such operation shall be accounted for as provided in clause (i) of the definition of Capital Expenses. If Lender elects not to consent to the proposed earlier commencement date, then Borrower shall be prohibited from proceeding with such operation at the earlier date and shall instead be obligated to comply with the time requirements set forth in Section 4.17.

          Section 2.03  Conducting Capital Operations.

           (a) Prior to the Conveyance Expiration Date Borrower shall not commence any Capital Operation on the Mortgaged Properties, including Scheduled Capital Operations and Nonscheduled Capital Operations, without first obtaining Lender's written consent as provided in
     Section 2.03(c). To obtain such consent Borrower shall as to each operation submit to Lender an AFE setting forth among other things the estimated commencement date, the proposed depth, the objective zone or zones to be tested, the surface and bottom hole locations, applicable details regarding directional drilling, the equipment to be used and the estimated costs of the operation, and such other information as Lender reasonably may request. Lender shall respond to such AFE as provided for in Section 2.03(c) below. If Lender consents to a Capital Operation pursuant to the terms of this Section 2.03(a), then Borrower shall commence such operation within 60 days after receipt of such consent and thereafter conduct such operation as a reasonable and prudent operator. If Lender elects not to consent to a Scheduled Capital Operation pursuant to the terms of this Section 2.03(a), then Borrower's obligation to complete such Scheduled Capital Operation shall terminate and Exhibit J to this Agreement shall be revised as provided for in Section 2.17 below. If prior to the Conveyance Expiration Date Lender elects not to consent to a Capital Operation pursuant to this
     Section 2.03(a), Borrower may not perform such Capital Operation but may re-propose such Capital Operation pursuant to Sections 2.02(b) or 2.03(b), as applicable, after the Conveyance Expiration Date.

          (b) After the Conveyance Expiration Date Borrower shall not commence any Nonscheduled Capital Operation on the Mortgaged Properties without first submitting such Nonscheduled Capital Operation to Lender for its consent pursuant to this Section 2.03(c). With respect to each Nonscheduled Capital Operation submitted pursuant to the preceding sentence, Borrower shall submit to Lender an AFE complying with the requirements set forth in Section 2.03(a). Lender shall respond to such AFE as provided for in Section 2.03(c) below. If Lender consents to a Nonscheduled Capital Operation pursuant to the terms of this Section 2.03(b), then Borrower shall commence such operation within 60 days after receipt of such consent and thereafter conduct such operation as a reasonable and prudent operator. If Lender elects not to consent to such Nonscheduled Capital Operation, then Borrower shall have the option of either not proceeding with such operation or completing such operation as provided for in Section 2.03(d) below.

           (c) With respect to any AFEs submitted pursuant to the terms of Sections 2.02(b), 2.02(c), 2.03(a), 2.03(b), 2.18, and 2.20, Lender shall have ten (10) Business Days (48 hours if the rig is on location and
     Borrower notifies Lender of such circumstance at the time the AFE or Supplemental AFE is submitted for approval, or sixty (60) Business Days if the AFE involves the construction of a platform and/or facilities either as a part of the well proposal or as a separate proposal) after receipt of such AFE and all other information requested by Lender within which to approve the proposed AFE and the related operation. Failure of Lender to notify Borrower in writing within such period of time of such approval shall be deemed disapproval of the proposed AFE and the related operation. If, however, Lender notifies Borrower in writing prior to the expiration of such period that it consents to Borrower's AFE, Lender shall be deemed to have consented to the commencement and completion by Borrower of such operation pursuant to such AFE. In addition, if within 60 days after Borrower's receipt from Lender of a consent as provided for pursuant to the terms of this Section 2.03 Borrower has not commenced the operation covered by such consent, such consent shall be void and Borrower shall be required to resubmit the applicable AFE and operation to Lender for its approval as provided for in this Section 2.03.

           (d)   If  after  the Conveyance  Expiration  Date
     Lender elects not to consent or is deemed to have elected not to consent to a Capital Operation and the related AFE submitted by Borrower pursuant to Section 2.02(b) or 2.03(b), then Borrower shall have the following options: (x) Borrower may elect not to perform such Capital Operation, and if such Capital Operation is a Scheduled Capital Operation, Borrower's obligation to complete such Scheduled Capital Operation shall terminate and Exhibit J to this Agreement shall be revised as provided for in Section 2.17; or (y) Borrower may complete at its sole cost and expense the operation provided for in such AFE ("Excluded Operation") and the costs and revenues attributable to such Excluded Operation shall be accounted for as follows:

               (i) Borrower shall be solely responsible for the payment of its share of all costs incurred by Borrower to conduct the Excluded Operation ("Excluded Operation Costs"); provided, however, notwithstanding anything in this Agreement or the Security Instruments to the contrary, Borrower shall be entitled to the Net

     Operating Cash Flow, if any, that is attributable solely to the Excluded Operation until such date as the Borrower has received an amount equal to 200% of the Excluded Operation Costs. For purposes of calculating Net Operating Cash Flow, Net Production Revenues and Operating Costs with respect to the Excluded Operation, the commencement date for such calculations shall be the completion date of the Excluded Operation.

                (ii)  All Net Operating Cash Flow  to  which
     Borrower is entitled pursuant to Section 2.03(d)(i) shall be excluded from the calculation of the Monthly Payment Amount. At such time as Borrower has received Net Operating Cash Flow from the Excluded Operation equal to 200% of the Excluded Operation Costs, the Net Operating Cash Flow related to the Excluded Operation shall no longer be excluded from the calculation of the Monthly Payment Amount and shall instead be included in such calculations.

                (iii)      Nothing  in this Section  2.03(d)
     shall in any manner waive, limit or otherwise affect the Liens granted pursuant to the Security Instruments against the Mortgaged Properties subject to the Excluded Operation.

          Section 2.04  Interest and Additions to Principal.

          (a) The aggregate outstanding principal amount of the Tranche A Loan shall bear interest at the Applicable Interest Rate. Past due interest, principal (including principal on the Tranche B Loan), and other amounts hereunder shall bear interest at the Past Due Rate from the date due until paid. All interest accrued hereunder shall be computed on the per annum basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first day but excluding the last day) elapsed.

          (b) Accrued but unpaid interest on the Loan shall be paid monthly on each Payment Date in an amount equal to the lesser of (i) the accrued but unpaid interest on such Payment Date or (ii) the Monthly Payment Amount computed as of the end of the second month preceding the month in which such Payment Date falls. For example, with respect to the Payment Date occurring on

     September 29, 1995, accrued but unpaid interest shall be paid to the extent of the Monthly Payment Amount computed as of the end of the month of July, 1995. Any accrued but unpaid interest remaining outstanding on the Tranche A Loan after application of such payments on each Payment Date shall not be considered past due at such time, but shall be added to the principal amount of the Tranche A Loan.

             Section 2.05 Principal Repayment. All outstanding principal, including any amounts which have been added to principal, and all accrued but unpaid interest on each Loan Tranche shall be due and payable on the Final Maturity Date applicable to such Loan Tranche.

           Section 2.06 Note. To evidence the Loan made by the Lender pursuant to this Agreement, the Borrower will issue, execute and deliver the Note in the principal amount of $100,000,000 dated as of the date of this Agreement. At the time the Loan is made hereunder or payment (including, without limitation, prepayments) is made on the Note, the Lender is hereby irrevocably authorized by the Borrower to make an appropriate notation on a ledger forming a part of the Note reflecting the amount of each Loan Tranche loaned or paid and the date thereof; provided however, the failure of the Lender to do so shall not relieve the Borrower or any other liable party of its liability hereunder or under the Note or subject the Borrower or any other liable party to additional liability under the Note. Furthermore, the Lender is hereby irrevocably authorized by the Borrower to attach to and to make a part of the Note a continuation of any such schedule of payments, as and when required, reflecting the amount of each Loan Tranche paid (including payments made pursuant to Section 2.08) and the date of such payment. The aggregate unpaid amount of each Loan Tranche reflected by the notations by the Lender on its records or a ledger sheet or sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amount owing on such Loan Tranche under the Note. Interest on the Tranche A Loan shall be calculated on the unpaid sums actually loaned and outstanding pursuant to the terms of this Agreement (including accrued but unpaid interest added to principal in accordance with the terms hereof) and interest shall accrue only for the period from the date or dates advanced (or, in the case of accrued but unpaid interest added to principal in accordance with the terms hereof, from the date such interest was added to principal) until repaid. The liability for payment of principal evidenced by the Note shall be limited to the principal amounts actually loaned and outstanding or added to principal pursuant to this Agreement.

          Section 2.07 Voluntary Prepayments. The Borrower may at its option prepay the outstanding principal amount of the Loan, in whole or from time to time in part (but no partial prepayment shall be less than $1,000,000), upon giving the Lender at least five Business Days' prior notice of the aggregate principal amount to be prepaid, and in the event of any such notice being given, the amount so notified shall be due and payable on the day so notified, together with accrued but unpaid interest on the outstanding principal amount of each Loan Tranche being prepaid to the date of prepayment. All prepayments made under this paragraph shall be applied first to the outstanding principal balance of the Tranche A Loan and then to the outstanding principal balance of the Tranche B Loan.

          Section 2.08  Mandatory Prepayments.

           (a) On each Payment Date, the Borrower shall prepay the principal amount of the Loan outstanding hereunder in an amount equal to the amount by which the Monthly Payment Amount computed as of the end of the second month preceding the month in which such Payment Date falls exceeds the interest due on the Loan on such Payment Date. In addition, on any Payment Date on which the outstanding principal amount of the Loan exceeds, or would pursuant to any of the provisions hereof exceed, the Maximum Principal Amount, the Borrower will prepay the outstanding principal amount of the Loan by an amount sufficient to reduce the outstanding principal amount on such Payment Date to the Maximum Principal Amount. Borrower will give the Lender at least five Business Days prior notice of the aggregate principal amount to be prepaid on each Payment Date pursuant to this paragraph. Prepayments of principal under this paragraph shall be without premium or penalty. All prepayments due under this paragraph shall be applied first to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, then to the principal due on the Tranche B Loan.

           (b) If on any Semiannual Payment Date (i) the aggregate outstanding principal amount of the Loan exceeds, or would pursuant to any of the provisions hereof exceed, the Scheduled Principal Amount for such date and (ii) the corresponding Trailing Twelve Month Cash Flow for the twelve month period ending at the end of the second preceding month is less than the Required Trailing Twelve Month Cash Flow for such Semiannual Payment Date, the Borrower shall on such Payment Date prepay the outstanding principal amount of the Loan by the amount necessary to reduce the outstanding principal balance of the Loan to the Scheduled Principal Amount applicable to such Semiannual Payment Date. Borrower will give the Lender at least five Business Days' prior notice of the aggregate principal amount to be prepaid on the Loan on each Semiannual Payment Date pursuant to this paragraph. Prepayments of principal under this paragraph shall be without premium or penalty, and shall be made together with payment of all accrued but unpaid interest on the outstanding principal amount of the Loan to the date of prepayment. All prepayments due under this paragraph shall be applied first to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, then to the principal due on the Tranche B Loan.

           (c) If any Indebtedness is outstanding, Borrower shall cause Lender to receive all of the Tranche A Warrant Proceeds. Any Tranche A Warrant Proceeds received by Lender shall be applied to the outstanding Indebtedness in the following order: First to the payment  of  all  accrued but unpaid  interest  on  the
     Tranche  A  Loan,  then  to the principal  due  on  the
     Tranche A Loan, then to the principal due on the Tranche B Loan, and finally to any other fixed, agreed upon or liquidated amount of the outstanding Indebtedness. Any surplus shall be paid to the Borrower within 3 Business Days after Lender's receipt of such proceeds.

           (d) If the Anschutz Option is exercised, Lender shall be entitled to receive from Anschutz the Gross Warrant Proceeds in accordance with the terms of the Anschutz Option. All Net Warrant Proceeds received by Lender in connection with the exercise of the Anschutz Option shall be applied to the outstanding Indebtedness in the following order: First to the principal due on the Tranche B Loan, then to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, and finally to any other fixed, agreed upon or liquidated amount of the outstanding Indebtedness. Any surplus shall be paid to the Borrower within 3 Business Days after Lender's receipt of such proceeds.

           (e) If after the expiration of the Anschutz Option the Tranche B Warrant is transferred by Lender and any Indebtedness is outstanding, any proceeds payable to Borrower as payment of the exercise price of the Tranche B Warrant shall be paid to Lender and
     applied   to  the  outstanding  Indebtedness   in   the
     following order: First to the principal due on the Tranche B Loan, then to the payment of all accrued but unpaid interest on the Tranche A Loan, then to the principal due on the Tranche A Loan, and finally to any other fixed, agreed upon or liquidated amount of the outstanding Indebtedness. Any surplus shall be paid to the Borrower within 3 Business Days after Lender's receipt of such proceeds.

           (f) If the Lender exercises any of the Tranche B Warrant, the Lender may offset the exercise price owed by the Lender to the Borrower in connection with such exercise against the outstanding principal balance of the Loan, all accrued but unpaid interest thereon, and any other fixed, agreed upon or liquidated amount of the Indebtedness and such offset shall be applied in the order set forth in Paragraph (e) above.

            (g) If prior to the satisfaction of the Indebtedness Borrower issues Common Stock pursuant to the exercise of any of the Warrants and Lender fails to receive the full payment it is entitled to from the party exercising such Warrants, then Borrower shall immediately pay to Lender an amount sufficient to cover the shortfall. If at any time prior to the satisfaction of the Indebtedness Borrower receives any proceeds in connection with the exercise of any of the Warrants, Borrower shall immediately deliver such proceeds to Lender. Any payment made by Borrower pursuant to the preceding two sentences shall be applied against the Loan in the order provided for in the applicable paragraph of this Section 2.08 based on the Warrant that was exercised.

          Section 2.09 Payment Procedure. All payments and prepayments made by the Borrower under the Note or this Agreement shall be made by wire transfer in immediately available funds before 1:00 p.m. Mountain Time on the date such payment is required to be made to the Lender's Account. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Lender's next following Business Day. Except as otherwise expressly required under this Agreement, all payments and prepayments received by the Lender for application against the Indebtedness shall be applied to the required principal payments due under the Loan, to the accrued but unpaid interest on the Loan, and to the other amounts due which are Indebtedness in the order determined by the Lender.

           Section 2.10 Business Days. If the date for any Loan payment or prepayment falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

           Section 2.11 Collateral. To secure full and complete payment and performance of the Indebtedness, the Borrower, as applicable, shall execute and deliver or cause to be executed and delivered the Security Instruments creating first and prior liens and security interests in the Collateral. Borrower, as applicable, shall execute and deliver or cause to be executed and delivered such further documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens in the Collateral.

           Section 2.12 Set Off. Lender shall have the right to set off and apply against the Indebtedness in such manner as Lender may determine at any time and without notice to Borrower, the Borrower's interest in any and all amounts at any time owing from Lender (or any Affiliate of Lender), to Borrower in connection with the Mortgaged Properties, including without limitation, any production proceeds payable by any Affiliate of Lender to Borrower from any Mortgaged Property, upon the occurrence and continuance of an Event of Default, whether or not the Indebtedness is then due. In addition to Lender's right of set off and as further security for the Indebtedness, Borrower hereby grants to Lender a security interest in all amounts at any time credited by or owing from Lender (or any Affiliate of Lender) to Borrower in connection with the Mortgaged Properties. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set off) which Lender may have.

          Section 2.13 Production Proceeds. From and after the occurrence of a Suspension Event, Borrower at the request of Lender shall direct and cause all purchasers of Hydrocarbons produced from the Mortgaged Properties to deposit all payments of any nature whatsoever due and owing by such Persons to Borrower directly into the Lender's Account. In this connection the Lender shall be authorized upon the occurrence of a Suspension Event to complete and deliver to such purchasers the Transfer Orders. Funds deposited in the Lender's Account in accordance with the terms hereof shall be credited when collected to the payment of the Indebtedness in accordance with the other provisions of this Agreement.

          Section 2.14  Intentionally Deleted.

          Section 2.15  Intentionally Deleted.

          Section 2.16  Borrower's Right to Convey.

          (a) Subject to the satisfaction of the conditions precedent specified in paragraph (c) below, commencing on the Option Commencement Date and ending on the Conveyance Expiration Date, the Borrower shall have a one-time option to elect to convey the Mortgaged Properties and the Option Agreement to the Lender (the "Conveyance Option") in satisfaction of the Extinguished Obligations by giving the Lender written notice of the Borrower's intent to exercise the
     Conveyance Option. Such written notice must be delivered on or after the Option Commencement Date but prior to the occurrence of the Conveyance Expiration Date. The Conveyance Option shall expire if Borrower fails to provide such written notice prior to the occurrence of the Conveyance Expiration Date. If the Borrower exercises the Conveyance Option in accordance with this Section 2.16, then within twenty (20) days after receipt of the Borrower's notification of the Borrower's election to exercise the Conveyance Option the Lender shall designate in writing to the Borrower the closing date for the conveyance (the "Conveyance Date"), which Conveyance Date shall be a Business Day not less than (60) days but not more than one hundred and twenty (120) days after the date the Lender provides such designation to the Borrower. Lender's designation of a Conveyance Date shall not be deemed a waiver of any of its rights under this Section 2.16 including, without limitation, the right to elect not to accept the conveyance of any or all of the Mortgaged Properties pursuant to Section 2.16(d). The closing shall be held at the offices of Lender in Denver, Colorado.

           (b) Borrower and Lender shall each file on their own behalf, if required, such notifications and reports as are necessary to comply with the Hart-Scott-Rodino
     Antitrust Improvements Act of 1976 ("HSR Act").

            (c) The Borrower's right to exercise the Conveyance Option in accordance with subsection (a) above is subject to Borrower's satisfaction of the following conditions precedent on the Conveyance Date:

                (i)  no Default shall have occurred  and  be
     continuing, other than a Default based on Borrower's failure to comply with the terms of Section 2.08(b);

                 (ii)   all   of  the  representations   and
     warranties of the Borrower contained in Sections 3.08, 3.09, 3.11, 3.13 and 3.21 through 3.26 of this
     Agreement and, to the extent representations and warranties are in the Assignment, in the Assignment shall be true and correct in all material respects on and as of the Conveyance Date;

                (iii) the Mortgaged Properties shall not  be
     subject to (A) any Liens other than the Excepted Liens or (B) except to the extent same do not have a material adverse effect on the value of the Mortgaged Properties, any burdensome restriction, restraint or hazard not customary in the oil and gas industry pursuant to any contract entered into after the Amendment Date;

                (iv)  no  suit, action, or other  proceeding
     shall be pending or threatened before any court or governmental agency (A) in which it is sought to restrain or prohibit the performance of or to obtain substantial damages or other relief in connection with the consummation of the transactions contemplated by the Assignment or (B) against or affecting Borrower or any Subsidiary that involves the possibility of any judgment or liability not fully covered by insurance, and which would have a material and adverse effect on the value of the Mortgaged Properties taken as a whole; and

                (v) the Tranche A Warrant shall have expired or been fully exercised.

           (d) Notwithstanding Borrower's right to convey the Mortgaged Properties pursuant to paragraph (a) above, the Lender shall have the right, provided that Lender notifies Borrower of its exercise of such right at least three (3) days prior to the closing as provided for in Section 2.16(h), to elect not to accept the conveyance of any or all of the Mortgaged Properties and any election of the Lender to reject the conveyance of any or all of the Mortgaged Properties shall not impair the extinguishment of the Extinguished Obligations as provided below.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the Conveyance Election
     Date, Borrower shall comply with the following:

                (i)  Borrower  shall  not  be  permitted  to
     propose or commence any additional Capital Operations, and the obligations of Borrower with respect to Scheduled Capital Operations that would otherwise be required to be completed during the period from the Conveyance Election Date through the Conveyance Date, together with any related breaches of this Agreement resulting from such prohibition, shall be waived.

                (ii)  Borrower shall immediately provide  or
     make available to Lender copies of all AFE's, notices and other information received by Borrower and relating to the ownership or operation of the Mortgaged Properties.

                (iii)     Borrower shall not (A) operate  or
     in any manner deal with, incur obligations with respect to, or undertake any transactions relating to, the Mortgaged Properties other than transactions (1) in the normal, usual and customary manner, (2) of a nature and in an amount consistent with prior practice, and (3) in the ordinary and regular course of business of owning and operating the Mortgaged Properties; or (B) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any of the Mortgaged Properties; and

                 (iv)  Borrower  shall  make  or  give   all
     notifications, filings, consents or approvals, from, to or with all governmental authorities, and take all other actions reasonably requested by Lender, necessary for, and cooperate prior to and after the Conveyance Date with Lender in obtaining, the issuance, assignment or transfer, as the case may be, by each such authority of such permits as may be necessary for Lender to own and operate the Mortgaged Properties following the consummation of the transactions contemplated in this
     Section 2.16.

           (f) If Borrower properly exercises its right to exercise the Conveyance Option, then prior to the Conveyance Date Borrower shall cause the following to occur:

                (i)   all filings and notifications required
     to be made or given by Borrower for the conveyance of the Mortgaged Properties to Lender shall have been made, except for filings and notifications that are customarily made subsequent to the conveyance of oil and gas properties such as the Mortgaged Properties;

                (ii)  the waiting period under the  HSR  Act
     applicable  to  the transactions contemplated  in  this
     Section 2.16 shall have expired or been terminated; and

                (iii)     Within  30  days after  Borrower's
     delivery of written notice of its election to exercise the Conveyance Option, Borrower shall deliver to Lender a true and correct list of all (i) operating and other agreements and documents which contain options, rights of first refusal, preferential purchase rights or similar rights respecting the Mortgaged Properties ("Preferential Purchase Rights") and (ii) any consents or approvals that must be obtained from third parties prior to the assignment to Borrower of any of the Mortgaged Properties ("Required Consents"). Thereafter, Borrower shall do the following:

                     (A)   On or before the Conveyance Date,
     Borrower  shall use reasonable efforts  to  obtain  all
     Required Consents. At least three days prior to the Conveyance Date Borrower shall provide Lender with written notice specifying any Mortgaged Properties ("Retained Properties") for which such Required Consents have not obtained. The Retained Properties shall be excluded from the Assignment and shall be retained by Borrower. Contemporaneously with the closing provided for in Section 2.16(h), Borrower shall deliver to Lender in immediately available funds an amount equal to the Fair Market Value of the Retained Properties. Notwithstanding anything herein to the contrary, if the Fair Market Value of the Retained Properties equals or exceeds 25% of the Extinguished Obligations, then Lender shall have the right prior to the Conveyance Date to terminate the Conveyance Option, whereupon Borrower shall retain title to all of the Mortgaged Properties and the terms and conditions of this Agreement other than this Section 2.16 shall remain in full force and effect. The value of the

     Retained Properties ("Fair Market Value of the Retained Properties") shall be determined as follows: Within 20 days after receipt of Borrower's notice delivered pursuant to the terms of Section 2.16(f)(iii) above, Borrower and Lender shall attempt to agree upon the fair market value of the Mortgaged Properties subject to Required Consents. The fair market value of such properties shall take into account the proved producing, proved non-producing, probable and possible oil and gas reserves attributable to such properties. If Borrower and Lender are unable to agree on the fair market value of such properties within such 20-day period, then Borrower shall engage the engineering firm that prepared the most recent Reserve Report pursuant to Section 4.01. Such engineering firm shall determine the fair market value of the proved producing, proved non-producing, probable and possible oil and gas reserves attributable to such properties based on such assumptions as such engineering firm may deem appropriate utilizing customary industry practices.

                     (B)  Promptly after Lender's receipt of
     Borrower's notice specifying the Mortgaged Properties that are subject to Preferential Purchase Rights, Lender shall notify Borrower of the dollar amount of the Extinguished Obligations that Lender in its reasonable judgment is attributing to such properties. Thereafter, Borrower shall use reasonable efforts to obtain prior to the Conveyance Date the waiver of all Preferential Purchase Rights affecting any of the Mortgaged Properties. If a third party who has been offered an interest pursuant to a Preferential Purchase Right elects prior to the Conveyance Date to purchase the properties subject to such Preferential Purchase Right ("Preferential Properties"), then the Preferential Properties will be excluded from the Assignment and the Preferential Properties shall be conveyed by Borrower to the party exercising the
     Preferential  Purchase Right.  The  conveyance  of  the
     Preferential Properties shall be consummated on the Conveyance Date and the party exercising such Preferential Purchase Right shall contemporaneously with the delivery of an assignment from Borrower deliver the purchase price, which shall be the value designated by Lender, in immediately available funds directly to the Lender.

           (g) On the Conveyance Date the following shall occur:

                (i)  Borrower shall deliver the following to
     the Lender and, where applicable, such instruments should be dated as of the Conveyance Date, properly executed by authorized officers and, where appropriate, acknowledged: (A) counterparts of the Assignment and such other instruments as are necessary to effectuate the conveyance of the Mortgaged Properties and the Option Agreement to Lender (it being agreed that Lender shall be responsible for securing any consents required to effect an assignment by Borrower of the Option Agreement to Lender); (B) letters in lieu of division orders addressed to each purchaser of the Hydrocarbons;
     (C) all of the Data (as defined in the Assignment) to Lender's offices and shall deliver to Lender possession of the Mortgaged Properties; (D) with respect to any wells that Borrower is designated as the operator under the applicable operating or other similar agreement, letters to all working interest owners in which Borrower resigns as the operator and recommends Lender or an affiliate of Lender as the successor operator; and (E) such other documents and instruments as may be reasonably necessary to give full effect to the transactions contemplated by this Section 2.16.

                (ii)  Lender shall deliver the following  to
     Borrower and, where applicable, such instruments shall be dated as of the Conveyance Date, properly executed by authorized parties and, where appropriate, acknowledged: (A) the Note, marked "cancelled," together with such other instruments as may be reasonably necessary to evidence the extinguishment of the Extinguished Obligations; (B) such documents or instruments as may be necessary to cause the property subject to the Security Instruments and any related Collateral, to the extent that such property is either rejected by Lender as provided in clause (d) above or is a Retained Property, to be released from the Liens created by the Security Instruments; and (C) counterparts of the Assignment and such other documents and instruments as may be reasonably necessary to give full effect to the transactions contemplated by this
     Section 2.16.

           (h) Provided that the conditions set forth in clauses (c) and (f) have been satisfied or waived by Lender and provided further that Borrower has complied in all material respects with the covenants required to be performed by it prior to the Conveyance Date, then on the Conveyance Date (and contemporaneously with Borrower's and Lender's execution of the Assignment, if applicable), the Extinguished Obligations shall be deemed fully paid and extinguished. In addition, on the Conveyance Date all Excluded Operation Costs and Excluded Overrun Expenses attributable to the Mortgaged Properties shall be deemed paid in full and Borrower shall not be entitled to any additional payments of Net Operating Cash Flow. Notwithstanding the execution of the Assignment and the extinguishment of the Extinguished Obligations, Borrower shall remain responsible for all other Indebtedness including, without limitation, the obligations with respect to which Borrower is fully liable as provided in Section
     6.03 below.

                (i)   As used in this Section 2.16, the term
     "Mortgaged Properties" (A) shall not, from and after the date of an election by Lender pursuant to Section 2.16(d) to exclude properties from the Assignment, include any Mortgaged Properties with respect to which Lender has exercised such right and (B) shall not include any Retained Properties.

           (j) Contemporaneously with the closing provided for in Section 2.16(h), Borrower and Lender shall enter into a termination agreement reasonably acceptable to Borrower and Lender terminating the Swap Agreement. Such termination agreement shall also provide for a cash payment to be made by Borrower to Lender or by Lender to Borrower, as the case may be, which payment shall equal the monthly settlement amount due under the Swap Agreement prorated through the Conveyance Date and such payment shall not include an early termination payment.

          Section 2.17  Modification of Exhibits I and J.

           (a) If Lender does not consent to an AFE with respect to a Scheduled Capital Operation and Borrower either (i) is not permitted to perform such Scheduled Capital Operation as provided in Section 2.03(a) or
     (ii) elects not to commence such Scheduled Capital Operation pursuant to Section 2.03(d), or if an adjustment to Exhibit J is required pursuant to Sections 2.18 or 2.20, then in any such case Borrower and Lender shall attempt to mutually agree on an appropriate adjustment to the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow. If Borrower and Lender are unable to agree on an appropriate adjustment to such amounts, then the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow shall instead be adjusted as provided for on Attachment 1 to Exhibit J.

           (b) Commencing on August 1, 1996 and on each August 1 thereafter, Borrower shall have the right on such date to propose to Lender revised Exhibits I and J to this Agreement. If Borrower and Lender mutually agree to the form and substance of such revised Exhibits, then Borrower and Lender shall enter into an acceptable amendment to this Agreement incorporating such revised Exhibits. Nothing herein shall obligate the Lender to agree at any time to any revision to Exhibits I and/or J.

               Section 2.18  Cost Overruns.

          If Borrower anticipates incurring Overrun Expenses in connection with any Capital Operation, Borrower shall have the right to submit a Supplemental AFE ("Supplemental AFE') to Lender, which Supplemental AFE shall set forth the estimated amount of the Overrun Expenses, a copy of the original AFE for such operation, the status of the work on the operation including the depth drilled, any objective zone or zones that have been tested, the expenses incurred, the work remaining to be completed, the estimated costs necessary to complete such work and such other information as Lender may reasonably request. Lender shall respond to any such Supplemental AFE within the time period provided for in Section 2.03(c). If Lender approves such Supplemental AFE then the costs set forth in the Supplemental AFE shall be the only Overrun Expenses approved with respect to such operation and such costs shall be used in calculating the Approved

     Overrun Expenses. If Lender elects not to consent to the Supplemental AFE or is deemed to have elected not to consent to the Supplemental AFE, Borrower shall have the right to either (i) terminate its participation in the operation covered by the Supplemental AFE or (ii) continue its participation in such operation. If
     Borrower elects the option set forth in clause (i) above, then Borrower's obligation to complete such operation shall terminate and Exhibit J attached hereto shall be revised as provided for in Section 2.17. If Borrower elects to continue with its participation as provided for in clause (ii), then Borrower shall be solely responsible for its share of the Overrun Expenses ("Excluded Overrun Expenses") related to the operation subject to the Excluded Overrun Expenses ("Excluded Overrun Operations"); provided, however, notwithstanding anything in this Agreement or the Security Instruments to the contrary, Borrower shall be entitled to the Net Operating Cash Flow, if any, that is attributable solely to the Excluded Overrun Operation until such date as the Borrower has received an amount equal to 200% of the Excluded Overrun Expenses. For purposes of calculating Net Operating Cash Flow, Net Production Revenues and Operating Costs with respect to the Excluded Overrun Operation, the commencement date for such calculations shall be the completion date of the operations that caused the Overrun Expenses. Borrower shall not have the right to propose a Supplemental AFE with respect to Overrun Expenses incurred in connection with any Scheduled Capital Operation if Borrower's share of the initial AFE submitted to the working interest owners prior to the commencement of such Scheduled Capital Operation was more than 110% (115% after January 1, 1998), of the
     Schedule I amount for such operation and such initial AFE was not submitted to Lender prior to the commencement of such operation pursuant to the terms of
     Section 2.02(b).

           The Net Operating Cash Flow to which Borrower is entitled pursuant to the immediately preceding paragraph shall be excluded from the calculation of the Monthly Payment Amount. At such time as Borrower has received Net Operating Cash Flow from the Excluded Overrun Operation equal to 200% of the Excluded Overrun Expenses, the Net Operating Cash Flow related to the

     Excluded Overrun Operation shall no longer be excluded from the calculation of the Monthly Payment Amount and shall instead be included in such calculations. Nothing in this Section 2.18 shall in any manner waive, limit or otherwise affect the Liens granted pursuant to the Security Instruments against the Mortgaged Properties subject to the Excluded Overrun Operation.

           Section  2.19   Use  of Proceeds.   The  Borrower
     agrees to use the proceeds of the Loan made hereunder only for the following purposes:

           (a) Up to $5,800,000 to be used to reimburse the Borrower for 80% of the costs of the Prior Capital
     Operations.

           (b)   Up  to  $15,000,000 to be used  to  fund  a
     portion   of   the  purchase  price  of  the   Sandefer
     Properties.

           (c) Up to $38,000,000 to be used to fund a portion of the purchase price of the Wagner & Brown
     Properties.

           Section 2.20 Mandatory Capital Expenses. From and after the Amendment Date and subject to the terms of this Section 2.20, Borrower shall maintain the leases described on Exhibit S attached hereto in full force and effect. If Borrower determines at any time that in order to maintain any lease described on Exhibit S it anticipates incurring expenses in excess of 110% of the amount set forth on Exhibit S as the projected cost of extending or renewing such lease for the time period specified on Exhibit S, then Borrower shall have the right to submit an request for approval (a "Lease Extension AFE") to Lender setting forth the amount of such excess. Borrower's Lease Extension AFE shall include information relating to the consideration being requested by the lessor and such other information as Lender may reasonably request. Lender shall respond to any such request within the time period provided for in Section 2.03(c) with respect to AFEs. If Lender consents to Borrower's Lease Extension AFE, then Exhibit S shall be deemed modified to increase the applicable amount set forth on Exhibit S by the excess amount approved by Lender. If Lender elects not to consent to Borrower's request or is deemed to have elected not to consent to such request, Borrower shall have the right to either (i) allow the lease in question to terminate or (ii) make the payments provided for in its request. If Borrower elects the option set forth in clause (i) above, then Borrower's obligation with respect to any Scheduled Capital Operations attributable to the lease in question shall terminate and Exhibit J attached hereto shall be revised as provided for in Section 2.17. If Borrower elects to extend the lease in question as provided for in clause (ii), then Borrower shall be solely responsible for its share of all costs ("Excluded Leasehold Expenses") thereafter incurred to extend the lease in question and develop the leasehold properties ("Excluded Leasehold Properties"); provided, however, notwithstanding anything in this Agreement or the Security Instruments to the contrary, Borrower shall be entitled to the Net Operating Cash Flow, if any, that is attributable solely to the Excluded
     Leasehold Properties until such date as the Borrower has received an amount equal to 300% of the Excluded Leasehold Expenses. For purposes of calculating Net
     Operating Cash Flow, Net Production Revenues and Operating Costs with respect to the Excluded Leasehold Properties, the commencement date for such calculation shall be the date Borrower makes the lease extension payment that was the subject of the request that Lender rejected. With respect to any Excluded Leasehold Properties, Borrower shall not be permitted to commence the drilling of any well with respect to such property until after the Conveyance Expiration Date.

     3. Section 3.06 of the Agreement is amended in its entirety to read as follows:

          Section 3.06 Financial Condition. The audited consolidated balance sheet of the Borrower as at December 31, 1994, and the related consolidated statement of income, changes in shareholders' equity and cash flow of the Borrower for the period ended as of said date heretofore furnished to Lender and the unaudited consolidated interim financial statements of the Borrower dated as of March 31, 1995, heretofore furnished to Lender have been prepared in accordance with GAAP and present fairly the financial condition and changes in financial position of the Borrower as at the date or dates and for the period or periods stated. Except as disclosed in the SEC Documents (as defined in the Anschutz Purchase Agreement), since December 31, 1994, no change, either in any case or in the aggregate, has since occurred in the condition, financial or otherwise, of the Borrower which would have a Material Adverse Effect.

     4. Section 4.01 of the Agreement is amended by inserting the following subsection:

             (j) Accountant's Compliance Certificate. Contemporaneously with the delivery of the financial statements required pursuant to subsection 4.01(a) above, Borrower shall cause its independent public accountants delivering the financial statements to state that in making the examination and reporting on the financial statements described in Section 4.01(a) above, nothing came to their attention to cause them to believe that Borrower has failed to comply in any material respect with the financial and accounting provisions of this Agreement, or if they do conclude that Borrower so failed, specifying the nature and period of existence of such failure.

     5. Section 4.05(b) of this Agreement is amended by inserting the following at the end of such Section:

     Notwithstanding anything herein to the contrary, Lender acknowledges and agrees that Borrower may allow Hydrocarbon Interests to expire according to their terms if such Hydrocarbon Interests are no longer capable of producing Hydrocarbons in economically reasonable amounts. Lender acknowledges that the Cuellar Lease has been determined not to be capable of producing Hydrocarbons in economically reasonable amounts.

     If subsequent to the expiration of Hydrocarbon Interests pursuant to the preceding provision Borrower obtains new Hydrocarbon Interests (such new Hydrocarbon Interests, to the extent same cover lands and depths covered by the expired Hydrocarbon Interests, being herein referred to as "Replacement Interests") covering some or all of the lands and depths covered by the expired Hydrocarbon Interests, Borrower shall provide Lender with the opportunity to include the Replacement Interests as part of the Collateral. On or prior to the date Borrower obtains the Replacement Interests, Borrower shall provide Lender with a written notice describing the Replacement Interests, the consideration paid or to be paid to obtain the Replacement Interests and such other information as Lender may reasonably request. If available, a copy of the document creating the Hydrocarbon Interests shall be attached to such notice. Lender shall respond to such notice within ten
     (10) Business Days following receipt thereof. Failure of Lender to notify Borrower in writing within such period of time of its election to include such Replacement Interests as a part of the Collateral shall be deemed to constitute an election by Lender not to do so. If Lender timely elects to include the Replacement Interests as part of the Collateral, then the acquisition of the Replacement Interests shall be deemed an Approved Nonscheduled Capital Operation. Within ten (10) Business Days after Lender's election to include Replacement Interests as part of the Collateral (or if Borrower has not executed the document or documents creating such Replacement Interests by such time, within ten (10) Business Days following such execution), Borrower shall execute and deliver to the Lender instruments sufficient to subject the Replacement Interests and the lands covered thereby to Liens for the benefit of the Lender, which instruments shall include amendments to the Security Instruments. In addition, with respect to any Replacement Interests Borrower shall take such further actions as may be required pursuant to Section 4.06 hereof. Once the Replacement Interests become subject to the Security Instruments, Borrower may propose operations with respect to the acreage included within the Replacement Interests in accordance with the terms of Section 2.03. If Lender elects or is deemed to have elected not to include the Replacement Interests as part of the Collateral, then Borrower shall have the right to acquire such Replacement Interests and thereafter develop the acreage subject to the Replacement Interests without any further involvement of Lender.

     6. Section 4.09 of this Agreement is amended by inserting the following at the end of such Section:

     Notwithstanding the foregoing, the Borrower's right to receive the proceeds of insurance as payment for the restoration of the Mortgaged Properties shall, if such proceeds are in an amount greater than $100,000, be subject to approval as a Nonscheduled Capital Operation under Section 2.03. Any such proceeds shall be delivered to and retained by Lender until Borrower proposes a subsequent operation with respect to such proceeds. If the Lender does not approve the subsequent operation proposed by Borrower, then (i) the related proceeds shall be retained by Lender and applied in the order provided for in Section 2.08(c) above and (ii) Borrower and Lender shall attempt in good faith to mutually agree on an adjustment to Exhibit J to this Agreement to reflect an appropriate reduction in the Monthly Payment Amount resulting from such casualty loss. Any such adjustment shall be based on the adjustment provisions and principles provided for in Section 2.17. Neither Borrower nor Lender shall have any liability if after the exercise of good faith the parties are unable to agree to an acceptable modification to Exhibit J pursuant to the terms of this
     Section 4.09.

     7. Section 4.17 of this Agreement is amended in its entirety to read as follows:

          Section 4.17 Capital Expenditures. Subject to the terms of this Section 4.17 and to Lender's approval rights as set forth in Section 2.02 and 2.03(a), Borrower agrees to make the capital expenditures involved in and to drill, complete, and equip for production, or recomplete and rework, as the case may be, each of the wells and to conduct each of the other Scheduled Capital Operations and Prior Capital Operations described or referred to on Exhibit I hereto. Borrower shall commence each Scheduled Capital Operation no earlier than six (6) months prior to the first day of, and no later than six (6) months after the last day of, the month specified on Exhibit I with respect to such Scheduled Capital Operation (such time period, with respect to a particular Scheduled Operation, being herein referred to as the "Window Period") and shall thereafter conduct such operation as a reasonable and prudent operator. For purposes of all Scheduled Capital Operations providing for the drilling of a well, such operation shall be deemed to have commenced on the date the well is spudded. Notwithstanding the foregoing or any other provision within this Agreement to the contrary, Borrower shall not be required to commence a Scheduled Capital Operation with respect to which (i) Borrower submits an AFE pursuant to Section 2.02(b) and Lender rejects such AFE; (ii) Lender refuses to consent to such operation pursuant to Section 2.03(a); (iii) Lender elects not to consent to a Supplemental AFE with respect to such operation pursuant to Section 2.18 and Borrower elects the option set forth in clause (i) thereof; or (iv) Borrower provides evidence satisfactory to the Lender that such operation is not reasonably necessary and Lender has consented in writing to delay or elimination thereof.

     8. Article 4 of the Agreement is amended by adding the following new Sections:

            Section 4.19 Warrant Proceeds. Borrower hereby acknowledges that so long as any Indebtedness is outstanding Lender will be entitled to receive all proceeds from the exercise of the Warrants. All proceeds received by Lender as a result of the exercise of the Warrants shall be applied as provided for in Sections 2.08(c), (d) and (e), as applicable. Borrower shall from time-to-time issue to the holders of the
     Warrants (other than Lender) such notices as are required to ensure that for so long as any Indebtedness is outstanding all payments required to be made in connection with the exercise of the Warrants shall be paid from the holder of the Warrants directly to the Lender. In addition, Borrower hereby acknowledges that if the Anschutz Option is exercised, Lender will be entitled to receive the Warrant Premium, which Warrant Premium shall be retained by Lender and will not be applied to the Indebtedness.

            Section 4.20 Curative Issues. On or before Decmeber 31, 1995, the Borrower shall (a) (i) obtain, on terms no less favorable to the Borrower in any material respects than those contained in the Vela Lease dated April 18, 1988 (as amended, "Vela Lease"), oil and gas leasehold interests ("Replacement Leases") covering the acreage and depths which were previously covered by the Vela Lease and pledged to the Lender pursuant to the Security Instruments but that, as of July 27, 1995, are no longer subject to (A) the Vela Lease or (B) leasehold interests constituting Mortgaged Properties and (ii) execute and deliver to the Lender such Security Instruments that are necessary or that are reasonably requested by the Lender to grant the Lender a first priority perfected lien in the Replacement Leases, subject only to the Permitted Encumbrances described in Exhibit A to the Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1993; or (b) prepay the principal amount of the Loan outstanding hereunder in an amount equal to $100,000. Any prepayment made under this Section 4.20 shall be applied first to the outstanding principal balance of the Tranche A Loan and then to the outstanding principal balance of the Tranche B Loan. In connection with any prepayment made under this Section 4.20, the Borrower shall also pay the accrued but unpaid interest on the outstanding principal amount of each Loan Tranche being prepaid to the date of prepayment.

     9. Section 5.01 of the Agreement is amended in its entirety to read as follows:

           Section 5.01 Liens. The Borrower will not create, incur, assume, or permit to exist any Lien on any of the Mortgaged Properties except (a) Liens securing the payment of any Indebtedness and (b) Excepted Liens. Notwithstanding anything in this Agreement to the contrary, the term "Excepted Liens" shall not include the Chase Lien.

     10. Section 5.03 of the Agreement is amended in its entirety to read as follows:

            Section 5.03 Sale of Assets, Etc. The Borrower will not sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its
     Properties (exclusive of the Mortgaged Properties), whether now owned or hereafter acquired, to any Person unless in connection with any such transaction the assignee (i) acquires the Mortgaged Properties and (ii) expressly assumes in writing the due and punctual performance and observance of all of Borrower's obligations under this Agreement and the Price Protection Agreements. Contemporaneously with the closing of any such transaction, Borrower shall provide Lender with an original signed counterpart of the assumption agreement.

     11. Section 5.06 of the Agreement is amended in its entirety to read as follows:

           Section 5.06     Sale of Properties.       Except
     as permitted pursuant to Sections 2.16 and 5.03, the Borrower will not sell or otherwise transfer any Mortgaged Property other than the sale of Hydrocarbons after they have been produced in the ordinary course of business.

     12.   The  Agreement is amended by adding the following
Sections:

           Section 5.13 Warrants. The Borrower will not create, incur, assume, or permit to exist any agreement of the Borrower which could prohibit the payment of the proceeds from the exercise of any of the Warrants to the Lender for application in accordance with the provisions of Sections 2.08(c) and (d). Borrower hereby represents to Lender that no agreement currently exists which (i) could prohibit the payment to the Lender of the proceeds from the exercise of any of the Warrants or (ii) the application of such proceeds in accordance with the provisions of Sections 2.08(c) and
     (d). The Borrower will not amend, supplement, replace or otherwise modify the terms of the Tranche A Warrant to permit the exercise of the Tranche A Warrant on a date occurring after the Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith).

     13. Section 6.01(l) of the Agreement is amended in its entirety to read as follows:

           (l) The Borrower shall default in performance of any of its obligations under the Swap Agreement, Option Agreement, any other Price Protection Agreement, the Warrants, or the Registration Rights Agreement; or

     14. Section 8.07 of the Agreement is amended in its entirety to read as follows:

            Section 8.07 Successors and Assigns. All covenants and agreements contained by or on behalf of the Borrower under this Agreement and any other Loan Document shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. The Borrower shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of the Lender. The Lender may, without the consent of Borrower, (i) prior to the expiration of the Anschutz Option, sell, assign, transfer, pledge or grant a security interest in all, but not less than all, of its interests in the Tranche B Loan, the Tranche B Warrant and related interests in this Agreement and the other Loan Documents, (ii) prior to the expiration of the Anschutz Option, sell, assign, transfer, pledge or grant a security interest in all or any portion of its interests in the Tranche A Loan and related interests in this Agreement and the other Loan Documents, (iii) after the expiration of the Anschutz Option, sell, assign, transfer, pledge or grant a security interest in all or any portion of its interests under this Agreement and the other Loan Documents, or (iv) at any time grant participations in all or a portion of this Agreement and the other Loan Documents except that in any case any assignment of Lender's interests under this Agreement to an entity that is not an Affiliate of Enron Corp. or managed by Enron Corp. or one of its Affiliates or for which neither Enron Corp. nor its Affiliates serve as administrative agent shall be subject to Borrower's prior written consent which shall not be unreasonably withheld. In the event that the Lender grants participations in the Note or other Indebtedness of the Borrower incurred or to be incurred pursuant to this Agreement, to other lenders, each of such other lenders shall have the rights of set off against such Indebtedness and similar rights or Liens to the same extent as may be available to the Lender. In the event Lender's interest hereunder is assigned to more than one assignee, Borrower shall not be required to pay fees or expenses of more than one law firm, accounting firm or consultant to represent the interests of all

     Lenders hereunder with respect to the same issue.

     15. Exhibits D, I, J and P to the Agreement are replaced in their entirety with the corresponding attached Exhibits to this Amendment. The Agreement is amended by inserting Exhibits R and S in the form of the corresponding Exhibits attached to this Agreement.

     16. The Borrower represents and warrants to the Lender that as of the date of this Amendment:

           (a) Except as provided in Exhibit D attached hereto, each of the representations and warranties contained in (i) Section 3.06 and the first and last sentences of Section 3.07 of the Agreement, as amended by this Amendment; (ii) the Security Instruments referenced in Sections 7.01(g)(i) (excluding Article III(a) thereof), 7.01(g)(ii) (excluding Article III(a) thereof) and 7.01(g)(iii) (excluding Sections 3.02,
     3.04   and  3.06  thereof);  and  (iii)  in  the  Price
     Protection Agreements are true and correct in all material respects;

            (b) After giving effect to the amendments hereunder and the waiver provided in Section 5.7 of that certain Restructure Agreement dated as of May 17, 1995 by and between Borrower and Lender, there exists no Default or Event of Default; and

           (c) the Agreements described in Sections 3.18(a) and 3.18(b) (other than the gas purchase agreement referenced in Section 3.18(a)) have not been modified, terminated, assigned or pledged by Borrower, are in full force and effect and Borrower, and to the best of Borrower's knowledge, no other party, is in default in the performance of its obligations thereunder.

     17. Except as amended and modified hereby, the Agreement, including, without limitation, the terms and provisions of
Section 6.03 thereof, shall remain in full force and effect and the Borrower and the Lender hereby ratify, adopt, and confirm the Agreement as hereby amended. The amendments to the Agreement effected under this Amendment shall be effective as of the date of this Amendment. Subject to Section 16(b), the execution of this Amendment shall not waive, modify, release or limit any of Lender's existing rights, claims or remedies.

     18. Contemporaneously with the execution of this Amendment, the Lender shall execute and deliver to Borrower the Overriding
Royalty Reconveyance.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

     Borrower:                FOREST OIL CORPORATION



                              By:  /s/ Kenton M. Scroggs
                                  ---------------------------
                                   Kenton M. Scroggs
                                   Vice President

     Lender:                  JOINT ENERGY DEVELOPMENT
                              INVESTMENTS LIMITED PARTNERSHIP

                              By:  Enron Capital Corp.,
                                   its general partner



                              By:  /s/ Clifford P. Hickey
                                  ---------------------------
                                   Clifford P. Hickey
                                   Attorney-in-Fact

                                    EXHIBIT D

                              Disclosure Statement
                             (Amended and Restated)



     1. Reference is made to all matters described in Exhibit D (the original Exhibit) to the Agreement.

     2. Reference is made to the items described in the Company's written disclosure to JEDI provided pursuant to Section 4.1 of the Restructure Agreement, as updated pursuant to the certificate delivered by the Company to JEDI pursuant to Section 2.4.15(2) of the Restructure Agreement.

     3. Reference is made to the matters referenced on Exhibit F to the Restructure Agreement.

                                    EXHIBIT I

                          SCHEDULED CAPITAL OPERATIONS

                RESERVE                                                  NET INVESTMENT
  PROPERTY     CATEGORY            ACTIVITY                                  ($000s)'                    YEAR      COMMENTS
Loma Vieja     Proved    L. Lopez #1, install compressor.                          7                     Jun-95
Loma Vieja     Proved    FOC Peyote 1 S/T S. Hinnant, dry hole cost.             227                     Apr-95    219 spent prior
                                                                                                                   to 4/1/95
Loma Vieja     Proved    Salt water disposal.                                     84                     Nov-95
                         SUBTOTAL:                                               318



Loma Vieja     Proved    Recomplete Loma Vieja #1 to add R & S Sands             234                     May-96
Loma Vieja     Proved    Recomplete El Peyote #4 in S Sand.                      211                     Jan-96
Loma Vieja     Proved    Upgrade facilities.                                      88                     Jan-96
Verm. 101      Proved    Recomplete B1A Well to 10300'.                          504                     Apr-96
Verm. 255      Proved    Wireline selective #6 (H-2) (K-4 Sand).                   4                     Sep-96
Verm. 255      Proved    Wireline selective #5 (H-1) (K-3 Sand).                   4                     Sep-96
EI 53          Proved    Recomplete #8 to Cris K2 and Cris K.                    618                     May-96*
EI 53          Proved    Recomplete #9 to Cris K1 & Tex L. Set up wireline
                         Cris K 1L, Disc 12.2.                                   560                     Jan-96*
                         SUBTOTAL:                                              2223

* EA has investments for recompletion in subsequent years.


                RESERVE                                                       NET INVESTMENT
PROPERTY        CATEGORY          ACTIVITY                                       ($000's)                YEAR             COMMENTS
Loma Vieja     PUD       Drill & comp. well #7 (TX13077) R & S Sand             1135                    Jul-97
Loma Vieja     Prob.     Drill & comp. well #1 (TX13078) T6-T10 Sands.          1024                  Apr & Jun 1997
Loma Vieja     Prob.     Drill & comp. Queen City Unit #10 (QC Prospect).         60                     May-97
Loma Vieja     Prob.     Drill & comp. Queen City Unit #12 (QC Prospect).         60                     Aug-97
Loma Vieja     Prob.     Drill & comp. Queen City #9 (Queen City Prospect).       60                     Mar-97
Loma Vieja     Prob.     Drill & comp. Queen City #11 (QC Prospect).              60                     Jun-97
Loma Vieja     Prob.     Drill & comp. Queen City #13 (QC Prospect).              60                     Oct-97
Loma Vieja     Prob.     Drill & comp. Queen City Unit #2 (QC Prospect).          60                     Jan-97
Loma Vieja     Prob.     Drill & comp. Queen City Unit #3 (QC Prospect).          60                     Mar-97
Loma Vieja     Prob.     Drill & comp. Queen City #5 (QC Prospect).               60                     Jul-97
Loma Vieja     Prob.     Drill & comp. Queen City #8 (QC Prospect).               60                     Mar-97
Loma Vieja     Prob.     Drill & comp. Queen City #6 (QC Prospect).               60                     Jan-97
Loma Vieja     Prob.     Drill & comp. Queen City #4 (QC Prospect).               58                     May,Jun 1997
Loma Vieja     Prob.     Drill & comp. Queen City #7 (QC Prospect).               60                     Jan-97
Loma Vieja     Proved    Recomplete El Peyote #3 - S Sand.                       218                     Apr-97
Loma Vieja     PUD       Drill & comp. Well #11 in R&S Sands (TX13078).         1021                     Apr-97
VM 101/102     PUD       Drill #5 S/T 2 in Block 102, H&J Sands.                1755                     Jan-97
VM 101/102     PUD       Drill A-2 Well in Block 102 produce E & M1 Sands       2978                     Jan,Feb,Mar 97*
                         (H, J and F behind pipe).
VM 255         Proved    Recomplete H-1 to I-1 Sand & I-3 Sand.                  172                     Nov-97
VM 255         Proved    Recomplete H-2( I-2 ,  H-3, H-2 sands)                  228                     Nov-97
VM 255         Proved    Wireline H-2 K-2 Sand.                                    4                     Jun-97
VM 255         Proved    Wireline H-1 K-0 Sand.                                    4                     Apr-97
EI 53          Proved    Wireline selective #9 Cris K1L.                          17                     Sep-97
EI 53          Proved    Wireline selective #9 Well to Disc 12.2.                 17                     Oct-97
                         SUBTOTAL:                                              9291

* EA has investment for recompletion in subsequent years.


              RESERVE                                                      NET INVESTMENT
 PROPERTY    CATEGORY                                          ACTIVITY       ($000's)                   YEAR      COMMENTS
Loma Vieja     Poss      Drill & comp. #10 (Fandango) (1).                      1197                     Jul-98
Loma Vieja     Prob.     Drill & comp. well #2 (TX 13079) T6-T10.               1037                     Jul-98    Contingent on
                                                                                                                   successful
                                                                                                                   #1 well.
Loma Vieja     Prob.     Drill & comp. #6 (NE Hinnant) (1).                      389                     Oct-98    Farmout 2/3 for
                                                                                                                   1/2.
Loma Vieja     Poss      Drill & comp. #1 (U Sand Prospect) (1).                1470                     Oct-98
Loma Vieja     Prob.     Drill & comp. Queen City Unit #14 (QC Prospect).         62                     Feb-98
Loma Vieja     Prob.     Drill & comp. Queen City Unit #16 (QC Prospect).         62                     Jun-98
Loma Vieja     Prob.     Drill & comp. Queen City Unit #18 (QC Prospect).         62                     Oct-98
Loma Vieja     Prob.     Drill & comp. Queen City Unit #15 (QC Prospect).         62                     Apr-98
Loma Vieja     Prob.     Drill & comp. Queen City Unit #17 (QC Prospect).         62                     Aug-98
Loma Vieja     Prob.     Drill well 5 to R Sand.                                1119                     Feb-98
VM 101/102     Proved    W/O A1A well to F Sand.                                 523                     Jan-98
VM 101/102     Proved    Recomplete A-2 well (J Sand).                            35                     Aug-98
VM 101/102*    Proved    Abandon VM 102 B platform.                              453                     Nov-98
VM 101         Prob.     Drill & comp. B-2 9300' SD (1).                        1598                     Mar-98
EI 320 #3*     Proved    Abandon well.                                            81                     Dec-98
                         SUBTOTAL:                                              8212

*Abandonment timing is based on proved reserves only and may be delayed due to success in probable and possible activities.

(1) Not withstanding the terms of Section 4.17 and Lender's right to commence operations with respect to Scheduled Capital Operations, Borrower will be required to submit to Lender AFE's for such wells as provided for in Section 2.02(b) even after the occurrence of the Conveyance Expiration Date.


             RESERVE                                                           NET INVESTMENT
 PROPERTY    CATEGORY               ACTIVITY                                        ($000's)             YEAR        COMMENTS
Loma Vieja     Prob.     Drill & comp. Queen City Unit #19 (QC Prospect).         64                     Feb-99
Loma Vieja     Prob.     Drill & comp. Queen City Unit #21 (QC Prospect).         64                     Jun-99
Loma Vieja     Prob.     Drill & comp. Queen City Unit #20 (QC Prospect).         64                     Apr-99
Loma Vieja     Prob.     Drill & comp. Queen City Unit #22 (QC Prospect).         64                     Aug-99
Loma Vieja     Prob.     Drill & comp. well #3 (TX13079) T8-T10.                 977                     Jun-99    Contingent on
                                                                                                                    successful
                                                                                                                    #1 well.
Loma Vieja     Poss      Drill & comp. #2 (U Sand Prospect).                    1189                     Mar-99    Contingent on
                                                                                                                   well #1.
Loma Vieja     Poss      Drill & comp. #3 (U Sand Project).                     1189                     Nov-99    Contingent on
                                                                                                                   well #1.
Loma Vieja     Poss      Drill & comp. #12 (Fandango).                          1485                     Mar-99    Contingent on
                                                                                                                   well #10.
VM 101/102     Prob.     Recomplete A-2 to H Sand.                                36                     Feb-99
WC 44*         Proved    Abandon platform.                                       402                     Nov-99
                         SUBTOTAL:                                              5534

VM 102         Prob.     Wireline selective A-2 F Sand Seg. B.                    37                     Apr-00
Loma Vieja     Proved    Recomplete Loma Vieja #4A to Hinnant.                    40                     Jan-00
VM 255         Proved    Wireline H-3 in #2 well.                                  4                     Mar-00
                         SUBTOTAL:                                                81

VM 102*        Proved    Abandon 102 A platform.                                 704                     Nov-01
VM 101/102*    Proved    Abandon Verm. 101 B platform.                           233                     Nov-01
VM 255         Proved    Rig workover #5 (H1).  Dual H-5, H-4 Sands.             217                     Jul-01
                         SUBTOTAL:                                              1154

EI 53*         Proved    Abandon.                                                138                     Nov-02
                         SUBTOTAL:                                               138

VM 255*        Proved    Abandonment.                                            117                     Jul-03
                         SUBTOTAL:                                               117

                         TOTAL:                                                27068

*Abandonment timing is based on proved reserves only and may be delayed due to success in probable and possible activities.

                                    EXHIBIT J

                         Scheduled Principal Amount and
                    Required Trailing Twelve Month Cash Flow


  Semiannual              Scheduled Principal        Required Trailing Twelve
 Payment Date                Amount ($MM)              Month Cash Flow ($MM)
 -----------              -------------------        -------------------------
Each payment date prior to      $70.00
February 29, 1996

February 29, 1996                65.00                          4.0

August 31, 1996                  64.50                          4.0

February 28, 1997                64.00                          5.5

August 31, 1997                  63.00                          5.0

February 28, 1998                62.00                          4.5

August 31, 1998                  59.00                          8.0

February 28, 1999                55.00                         10.0

August 31, 1999                  51.50                         10.5

February 29, 2000                48.00                         10.5

August 31, 2000                  44.00                         11.0

December 31, 2000                22.10                         10.5

August 31, 2001                  20.00                          9.0

February 28, 2002                17.00                          6.0

August 31, 2002                  15.00                          5.0

December 31, 2002                 0.00                          5.0

                            Attachment 1 to Exhibit J


If pursuant to the provisions of Section 2.17 of the Agreement Borrower and Lender are unable to agree on an adjustment to either the Required Trailing Twelve Month Cash Flow or the Scheduled Principal Amount, the disputed item or items, as the case may be, shall be determined as follows:

A. REQUIRED TRAILING TWELVE MONTH CASH FLOWS - The Required Trailing Twelve Month Cash Flow set forth on Exhibit J for each future Semiannual Payment Date shall be reduced by an amount equal to the future net revenue attributable to the Scheduled Capital Operation that triggered the need for an adjustment pursuant to Section 2.17 (the "Subject Operation"), as such future net revenue is set forth on the economic evaluation for such operation included as a part of this Attachment 1. for the twelve month period ending on the date two months prior to such Semiannual Payment Date. In addition, with respect to the first Semiannual Payment Date following the occurrence of the event that triggered the need for an adjustment pursuant to Section 2.17, the Required Trailing Twelve Month Cash Flow for such Semiannual Payment Date shall be reduced by the amount of any capital costs actually incurred by Borrower with respect to the Subject Operation that were approved by Lender pursuant to the terms of the Agreement and incurred by Bower prior to the date Borrower elected not to commence, or to discontinue, such operation. If with respect to any Mandatory Capital Expense, Borrower allows a Lease to lapse and Borrower does not spend the entire amount referenced on Exhibit S, then with respect to the first Semiannual Payment Date following the lapse of such Lease the required Trailing Twelve Month Cash Flow for such Semiannual Payment Date shall be increased by the amount of the unused funds. Notwithstanding anything herein to the contrary, with respect to the Semiannual Payment Date occurring on December 31, 2000, the twelve month period referenced in the first sentence of this Section A shall be the period ending on December 31, 2000 and not two months prior to such date.

B. SCHEDULED PRINCIPAL AMOUNTS - The Scheduled Principal Amount set forth on Exhibit J for each future Semiannual Payment Date shall be increased by an amount equal to (i) 90% of the cumulative sum of the operating revenues attributable to the Subject Operation, as such operating revenues are set forth on the economic evaluation for such operation included as part of this Attachment 1, through the date which is two months prior to such Semiannual Payment Date and reduced by an amount equal to (ii) 80% of the net total investment set forth on the same economic evaluation to be spent prior to the date which is two months prior to such Semiannual Payment Date. In addition, with respect to the first Semiannual Payment Date, following the occurrence of the event that triggered the need for an adjustment pursuant to Section 2.17, the Scheduled Principal Amount for such Semiannual Payment Date shall be increased by the Capital Expenses actually incurred by Borrower with respect to the Subject Operation prior to the date Borrower elected not to commence, or to discontinue, such operation.

If with respect to any Mandatory Capital Expense, Borrower allows a Lease to lapse and Borrower does not spend the entire amount referenced on Exhibit S, then with respect to the first Semiannual Payment Date following the lapse of such Lease the required Scheduled Principal Amount for such Semiannual Payment Date shall be reduced by the unspent portion of such Mandatory Capital Expense. For any Subject Operation originally scheduled on Exhibit I to be performed prior to December 31, 2000, with respect to each Semiannual Payment Date, the cumulative adjustment described in the previous three sentences of this Section B shall be increased by an amount equal to the cumulative accrued interest at 12.5% per annum compounded monthly on the cash flow stream through the date two months prior to such Semiannual Payment Date. Notwithstanding anything herein to the contrary, with respect to the Semiannual Payment Date occurring on December 31, 2000, the twelve month period referenced in clauses (i) and (ii) above shall be the period ending on December 31, 2000 and not two months prior to such date.


[The remainder of Attachment I to Exhibit J to Exhibit 99.4 consists of 75 pages of material for which confidential treatment has been requested by the Company. The confidential portion of the material has been omitted from this filing and has been filed separately with the Commission.]

                                    EXHIBIT P

                                   Form of AFE

                   A two page form of AFE is attached hereto.

                    WORK AUTHORIZATION            5/12/95
                    FOREST OIL CORPORATION TEST
                    WELL COST ESTIMATE

                      AFE NUMBER . : 95-7777 - 0
                      AFE TYPE . . : 20 DEVELOPMENT DRILL & COMPLETE G/L ACCT.. . : 223
                      APPROVAL TYPE: Dry Hole Budget Approved

DIVISION:  Onshore Division        PROPERTY:  ONSHORE GENERAL

PROSPECT:                          COUNTY:             ST:
FIELD:                             PTD:
PROPOSED SPUD DATE:                DAYS TO TD:
OBJECTIVE:

-------------------------------------------------------------------------
DESCRIPTION                       DRY HOLE          COMPLETION     TOTAL
-------------------------------------------------------------------------

O11 ROADS & LOCATION                   1       1        1            3

   TOTAL INTANGIBLE DRILLING           1       1        1            3

   TOTAL COST                          1       1        1            3

                                    EXHIBIT R

                           ASSIGNMENT AND BILL OF SALE

     This Assignment and Bill of Sale ("Assignment"), is executed and delivered as of the date hereinafter stated, by Forest Oil Corporation, a New York corporation ("Assignor"), to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("Assignee").

     WHEREAS, reference for all purposes is hereby made to that certain Loan Agreement dated December 28, 1993, between Assignor and Assignee, as amended by the First Amendment to Loan Agreement dated as of December 28, 1993 and the Second Amendment to Loan Agreement dated as of (as so amended and as may be subsequently amended or restated, the "Loan Agreement");

     WHEREAS, pursuant to and in compliance with the terms of the Loan Agreement Assignor has elected to convey its interest in the Properties (as defined below) to Assignee in satisfaction of the unpaid principal and interest due on the Loan (as defined in the Loan Agreement);

I.    ASSIGNMENT.

      NOW, THEREFORE, Assignor, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, by these presents GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS and DELIVERS unto Assignee effective as of_______________________________ [insert date of closing], at 7:00
a.m. Houston time ("Effective Time") the following real and personal properties (the "Properties"):

      A. The undivided interests in and to the oil and gas leases and/or oil, gas and other mineral leases and other interests and estates (such interests collectively called the "Leases") which are described on Exhibit A [to be completed and attached at the time of the conveyance based on the description of Mortgaged Properties less and except those properties not accepted pursuant to
Section 2.16(d) of the Loan Agreement] attached hereto or which Leases are otherwise referred to herein.

      B. All rights, titles, interests and estates now owned or hereafter acquired by Assignor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to on attached Exhibit A; (iii) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Assignment or which relate to any of the Leases or interests in the Leases described or referred to herein or on attached Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests (collectively, the items described in Section B.(iii) are the "Contracts"); and (iv) in each case to the extent some are assignable without violating applicable law or contract restrictions as of even date herewith, all abstracts, title opinions, title reports, title policies, lease and land files, surveys, analyses, compilations, correspondence, filings with regulatory agencies, other documents and instruments, geophysical, geological, engineering, exploration, production and other technical data, books, records, files and magnetic tapes containing financial, title or other information, in each case that are in the possession or control of Assignor and relate to the Properties (collectively, the items described in section B.(iv), are the "Data") (it being agreed that Assignor shall have the right, at its own cost and expense, to retain a copy of any of the Data).

      C. All rights, titles, interests and estates now owned by Assignor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, in each case to the extent attributable to production from and after the Effective Time, and all other minerals (collectively called the "Hydrocarbons") in and under and which may be produced and saved after the Effective Time from or attributable to the Leases, the lands covered thereby and Assignor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby and Assignor's interests therein, in each case to the extent attributable to production from and after the Effective Time, and including specifically but without limitation all liens and security interests in such Hydrocarbons securing payment of proceeds resulting from the sale of Hydrocarbons.

      D. All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the rights, titles, interests and estates described or referred to in paragraphs A, B and C above, now owned by Assignor, including, without limitation, any and all property, real or personal situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes and licenses together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties.

      E. All of the rights, titles and interests of every nature whatsoever of Assignor in and to the Leases and every part and parcel thereof, including, without limitation, all rights, titles, interests or estates in and to the Leases as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Liens (as defined in the Loan Agreement) to which any of the Leases are subject, or otherwise, less and except any overriding royalty interests of Assignor in and to the Leases that were acquired on or after December 29, 1993.

      F. All accounts, contract rights, inventory and general intangibles constituting a part of, relating to or arising out of those portions of the Properties which are described in paragraphs A through E above and all proceeds and products of all such portions of the Properties.

      G. All right, title and interest to the Option Agreements (Contact Nos. 03938.00, 03939.00, 03940.00, 03941.00 and 03942.00) dated as of December 29,
1993 between Assignor and Enron Risk Management Services Corp., as the same may have been modified, amended or restated (the "Option Agreements").

      TO HAVE AND TO HOLD all and singular the Properties, together with all rights, titles, interests, estates, remedies, powers and privileges thereunto appertaining unto Assignee and its successors, legal representatives and assigns forever. Subject to the Excepted Liens (as defined in the Loan Agreement), Assignor hereby binds itself, its successors, legal representatives and assigns, to warrant and forever defend title to the Properties, subject as aforesaid, unto Assignee, its successors, legal representatives and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

II.   PROCEEDS, EXPENSES, ACCOUNTING AND TAXES.

      A.  PROCEEDS, EXPENSES AND TAXES.

          1. DIVISION OF PROCEEDS. From and after the date of execution of this Assignment (the "Closing Date"), all Hydrocarbons produced from the Properties on or after the Effective Time shall be owned by Assignee. In addition, subject to and in accordance with the terms and provisions of the Loan Agreement (and without in any way expanding or affecting the limited recourse of Assignor for the Indebtedness pursuant to Section 6.03 of the Loan Agreement) Assignor shall make to Assignee all payments due under the Loan Agreement through the Effective Time and the amount, if any, by which (i) 90% of the Net Operating Cash Flow (as defined in Loan Agreement) through the Effective Time but including all Net Operating Cash Flow resulting from the Hydrocarbons in tanks on the Effective Time, less (ii) cumulative Capital Expenses (as defined in the Loan Agreement) through the Effective Time, exceeds (iii) the sum of all Monthly Payment Amounts (as defined in the Loan Agreement) paid to Assignee pursuant to the terms of the Loan Agreement for all prior months.

          2. RECEIPTS AND CREDITS. All monies, proceeds, receipts, credits and income attributable to the Properties (a) for all periods of time subsequent to the Effective Time, shall be the sole property and entitlement of Assignee, and, to the extent received by Assignor, Assignor shall fully disclose, account for and transmit same to Assignee promptly and (b) for all periods of time prior to the Effective Time (including without limitation, proceeds from the sale of Hydrocarbons produced prior to the Effective Time that are received after the Effective Time), shall be the sole property and entitlement of Assignor and, to the extent received by Assignee, Assignee shall fully disclose, account for and transmit same to Assignor promptly. All costs, expenses, disbursements, obligations and liabilities attributable to the Properties (i) for periods of time prior to the Effective Time, regardless of when due or payable, shall be the sole obligation of Assignor, and Assignor shall promptly pay, or if properly paid by

Assignee, promptly reimburse Assignee for and hold Assignee harmless from and against same and (ii) for periods of time subsequent to the Effective Time, regardless of when due or payable, shall be the sole obligation of Assignee, and Assignee shall promptly pay, or if properly paid by Assignor, promptly reimburse Assignor for and hold Assignor harmless from and against same. All Operation Costs and Net Production Revenues attributable to the period prior to the Effective time shall be taken into account in connection with the determination of any Monthly Payment Amounts payable under the Loan Agreement through the Effective Time. Nothing in the foregoing shall limit or modify the payment obligations provided for in Section II.A.1.

          3. APPORTIONMENT OF AD VALOREM AND PROPERTY TAXES. All ad valorem taxes, real property taxes, personal property taxes and similar obligations ("Property Taxes") attributable to the Properties shall be apportioned as of the Effective Time between Assignor and Assignee. The owner of record on the assessment date shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the tax periods during which the Effective Time occurs. If Assignor is the owner of record on the assessment date, then Assignee shall pay to Assignor Assignee's pro rata portion, if any, of such Property Taxes within 15 days from the date such taxes are required to be paid to the taxing authorities and after receipt of Assignor's invoice therefor. If Assignee is the owner of record as of the assessment date then Assignor shall pay to Assignee Assignor's pro rata portion of such Property Taxes, if any, within 15 days from the date such taxes are required to be paid to the taxes authorities and after receipt of Assignee's invoice therefor.

      B.  ACCOUNTING.

          As soon as practical and, in any event, no later than ninety calendar days after the Closing Date, Assignor shall prepare and deliver to Assignee a statement (the "Final Statement") setting forth a net amount that Assignor or the Assignee owes to the other as a result of the application of the provisions of Section 2 above. If Assignor and Assignee cannot agree upon the Final Statement, the Houston Office of the firm of _____________________________ is designated to act as an arbitrator and to decide all points of disagreement with respect to the Final Statement, such decision to be binding on both parties. If such firm is unwilling or unable to serve in such capacity, Assignor and Assignee shall attempt to, in good faith, designate another acceptable person as the sole arbitrator under this Section. If the parties are unable to agree upon the designation of a person as substitute arbitrator, then Assignor or Assignee, or both of them, may in writing request the Judge of the United States District Court for the Southern District of Texas senior in term of service to appoint the substitute arbitrator. The arbitration shall be conducted under the Texas General Arbitration Act and the rules of the American Arbitration Association to the extent such rules do not conflict with the terms of such Act and the terms hereof. The costs and expenses of the arbitrator, whether the firm designated above, or a third party appointed pursuant to the preceding sentence shall be shared equally by Assignor and Assignee.

          Within five business days after the agreement of Assignor and Assignee on the Final Statement or after the decision of the arbitrator, Assignee or Assignor, as the case may be, shall promptly make a cash payment to the other equal to the sums as may be found to be due in the Final Statement.

III.  INDEMNIFICATION.

      A. To the extent permitted by law, Assignor shall defend, indemnify and hold Assignee harmless from and against any and all damage, loss, cost, expense, obligation, claim or liability, including reasonable counsel fees and reasonable expenses of investigating, defending and prosecuting litigation (collectively, "Liabilities"), suffered by Assignee that are attributable to (i) the ownership or operation by Assignor of the Properties prior to the Effective Time or (ii) the inaccuracy of any representation or warranty of Assignor set forth in this Assignment.

      B. To the extent permitted by law, Assignee shall defend, indemnify and hold Assignor harmless from and against any and all Liabilities, suffered by Assignor that are attributable to (i) the ownership or operation by Assignor of the Properties after the Effective Time, except to the extent resulting from Assignor's failure to comply with the terms of this Assignment or the terms of the Loan Agreement for which the Assignor is liable pursuant to Section 6.03 of the Loan Agreement or (ii) the inaccuracy of any representation or warranty of Assignee set forth in this Assignment.

IV.   FURTHER ASSURANCES.

      After the Closing, Assignor and Assignee shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Assignment and under any exhibit, document, certificate or other instrument delivered pursuant hereto. As soon as practicable but in no event later than 10 days following the Effective Time, Assignor shall deliver to Assignee the Data at a place to be designated by Assignee.

V.    REPRESENTATIONS AND WARRANTIES.

      ASSIGNOR REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows, which representations and warranties shall survive the execution and delivery of this Assignment by Assignor:

          1. ORGANIZATION. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business in and is in good standing under the laws of each other state in which the Properties are located.

          2. AUTHORITY AND CONFLICTS. Assignor has full power and authority to carry on its business as presently conducted, to enter into this Assignment and to perform its obligations under this Assignment. The execution and delivery of this Assignment by Assignor does not, and the consummation of the transactions contemplated by this Assignment shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provision of Assignor's governing documents, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under, or require any consent, authorization or approval under any agreement or instrument to which Assignor is a party or to which any of the Properties or Assignor is bound (other than the Loan Agreement and excluding any such consents, authorizations or approvals that have been obtained or waived), (c) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Assignor, or (d) result in the creation of any lien, charge or encumbrance on any of the Properties.

          3. AUTHORIZATION. The execution and delivery of this Assignment have been, and the performance of this Assignment and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite action on the part of Assignor.

          4. ENFORCEABILITY. This Assignment has been duly executed and delivered on behalf of Assignor and constitutes the legal, valid and binding obligation of Assignor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, equitable principles or other similar laws affecting the rights of creditors generally ("Equitable Limitations"). At the Closing all documents and instruments required hereunder to be executed and delivered by Assignor shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Assignor enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

          5. CONDITION OF THE PROPERTIES. All of the representations and warranties of Assignor contained in Sections 3.08, 3.09, 3.11, 3.13 and 3.21 through 3.26 of the Loan Agreement are true and correct in all material respects on and as of the Effective Time. Further, except to the extent same do not have a material adverse effect on the value of the Property, the Properties are not subject to any burdensome restriction, restraint or hazard not customary in the oil and gas industry based on a contract entered into by Assignor after [the Amendment Date].

          6. OPTION AGREEMENTS. Assignor is the legal and beneficial owner of the Option Agreements free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interests in favor of Assignee.

VI.   REPRESENTATIONS AND WARRANTIES.

      ASSIGNEE REPRESENTATIONS AND WARRANTIES. Assignee represents and warrants to Assignor as follows, which representations and warranties shall survive the execution and delivery of this Assignment by Assignee:

          1. ORGANIZATION. Assignee is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

          2. AUTHORITY AND CONFLICTS. Assignee has full power and authority to carry on its business as presently conducted, to enter into this Assignment and to perform its obligations under this Assignment. The execution and delivery of this Assignment by Assignee does not, and the consummation of the transactions contemplated by this Assignment shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provision of Assignee's governing documents, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under, or require any consent, authorization or approval under any agreement or instrument to which Assignee is a party, or (c) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Assignee.

          3. AUTHORIZATION. The execution and delivery of this Assignment have been, and the performance of this Assignment and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite action on the part of Assignee.

          4. ENFORCEABILITY. This Assignment has been duly executed and delivered on behalf of Assignee and constitutes the legal, valid and binding obligation of Assignee enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, equitable principles or other similar laws affecting the rights of creditors generally ("Equitable Limitations"). At the Closing all documents and instruments required hereunder to be executed and delivered by Assignee shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Assignee enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

VII.  ADDITIONAL OBLIGATIONS.

      Assignor acknowledges that notwithstanding anything herein to the contrary, this Assignment shall not effect the release of Assignor from any obligations and liabilities for which it is liable pursuant to Section 6.03 of the Loan Agreement entitled "Limited Recourse".

VIII. GOVERNING LAW.

      The validity, effect and construction of this Assignment shall be governed by the laws of the state of Colorado except to the extent mandatorily governed by the law of any jurisdiction in which the Properties are located.

IX.   MISCELLANEOUS.

      This Assignment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Assignment.

      EXCEPT AS PROVIDED IN THE SPECIAL WARRANTY SET FORTH ABOVE, THE ASSIGNMENTS AND CONVEYANCES MADE BY THIS ASSIGNMENT ARE MADE WITHOUT WARRANTY OF TITLE, EXPRESS, IMPLIED, OR STATUTORY, AND WITHOUT RECOURSE, EVEN AS TO THE RETURN OF THE PURCHASE PRICE OR OTHER CONSIDERATION, but with full substitution and subrogation of Assignee, and all persons claiming by, through and under Assignee, to the extent assignable, in and to all covenants and warranties of Assignor's predecessors in title and with full subrogation of all rights accruing under the applicable statutes of limitation or prescription under the laws of the state where the Properties are located and all rights of actions or warranty against all former owners of the Properties. ANY

COVENANTS OR WARRANTIES IMPLIED BY STATUTE OR LAW BY THE USE OF THE WORDS "TRANSFER," "CONVEY," "BARGAIN" OR "ASSIGN" OR OTHER SIMILAR WORDS USED IN THIS ASSIGNMENT ARE HEREBY EXPRESSLY DISCLAIMED, WAIVED AND NEGATED.

      Except as otherwise provided herein and without limiting Assignee's rights against Assignor pursuant to any separate written agreement between Assignor and Assignee, the Properties are assigned to Assignee without recourse (even as to the return of the purchase price or other consideration) covenant or warranty of any kind, express, implied or statutory. Without limiting the express provisions hereof, Assignee specifically agrees that Assignor is conveying the Properties on an "AS-IN, WHERE-IN, WITH ALL FAULTS" BASIS AND WITHOUT REPRESENTATION OR WARRANTY, EITHER EXPRESS, IMPLIED AT COMMON LAW, BY STATUTE OR OTHERWISE (ALL OF WHICH ASSIGNEE HEREBY DISCLAIMS), RELATING TO (i) TITLE, (ii) TRANSFERABILITY,
(iii) FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN OR QUALITY,
(iv) COMPLIANCE WITH SPECIFICATIONS OR CONDITIONS REGARDING OPERATION, (v) FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (vi) ABSENCE OF LATENT DEFECTS, OR (vii) ANY OTHER MATTER WHATSOEVER.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of he date set out in the attached acknowledgments but is effective as of the Effective Time.

                                   ASSIGNOR:

                                   FOREST OIL CORPORATION


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------


                                   ASSIGNEE:

                                   JOINT ENERGY DEVELOPMENT
                                   INVESTMENTS LIMITED
                                   PARTNERSHIP


                                   By: Enron Capital Corp., its general partner

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

THE STATE OF______________________Section
                                  Section
COUNTY OF ________________________Section

     BE IT REMEMBERED, that the undersigned, a Notary Public, duly qualified, sworn and acting in and for the State of ______________, hereby certify that on this ______ day of _______________, there appeared before me, _________________,
___________________  of FOREST OIL CORPORATION.

     The foregoing instrument was acknowledged before me on this date by the aforementioned person as the designated officer of such corporation, on behalf of such corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County of________________ and State of _________________, this _________ day of
_________________.


                                        ---------------------------------
                                        Notary Public in and for the
                                        State of ________________________

THE STATE OF______________________Section
                                  Section
COUNTY OF ________________________Section

     BE IT REMEMBERED, that the undersigned, a Notary Public, duly qualified, sworn and acting in and for the State of ___________________, hereby certify that on this ______ day of __________________, there appeared before me _______________, ________________ of Enron Capital Corp., the general partner of Joint Energy Development Investments Limited Partnership.

     The foregoing instrument was acknowledged before me on this date by the aforementioned person as the designated officer of such corporation, on behalf of such corporation in its capacity as general partner of Joint Energy Development Investments Limited Partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County of _______________ and State of ________________, this ______ day of
______________.


                                        ---------------------------------
                                        Notary Public in and for the
                                        State of ________________________

                                    EXHIBIT A

                                   Properties

                  [To be determined at the time of conveyance]

                                    EXHIBIT S

                           MANDATORY CAPITAL EXPENSES


                               ESTIMATED LEASE             EXPIRATION       LEASE EXTENSION
         AREA                   BONUS ($000'S)                DATE             PERIOD(1)                          COMMENTS

Guerra                                31                     Sep-96             2 years       U Sand/Fandango; 430.11 acres
                                                                                              @ $200/acre; FOC WI dedicated
                                                                                              to JEDI (35.643%).

Peyote "Deep"                         46                     May-97             2 years       640/acre @ $200/acre; FOC WI
                                                                                              dedicated to JEDI (35.643%).

Survey 84 & Frost                    166                     Jan-97             2 years       U Sand; U Sand 832 net acres
                                                                                              @ $200/acre; FOC WI dedicated
                                                                                              to JEDI (100%).

NE Hinnant                            50                     Mar-97             2 years       FOC WI dedicated to JEDI (100%).

Guerra                                27                     Apr-98             2 years       FOC WI dedicated to JEDI (35.643%).



TOTAL:                               320



(1) The Lease Extension Period obtained for each particular Lease must be at least as long as the period specified below.


                                     Page 1